UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Exact name of registrant as specified in its charter)

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2021

Proxy
Statement

Notice of Annual Meeting of Stockholders

to be held May 26, 2021

2 Compass diversified

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Time, on May 25, 2021 to be counted.

To vote by proxy:

Electronically Attending the Special Meeting

Your Vote is important

Internet	Telephone	Mail

•Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•You will need the 16-digit control number included on your proxy card or Notice of Internet Availability to vote online.

•From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•You will need the 16-digit control number included on your proxy card or Notice of Internet Availability in order to vote
by telephone.

•If you received paper copies of the Proxy Materials, mark your selections on the proxy card that accompanies this proxy statement.

•Date and sign your name exactly as it appears on your proxy card.

•Mail the proxy card in the enclosed postage-paid envelope provided to you.

We are sensitive to the public health and travel concerns of our shareholders and employees and the protocols that federal, state and local governments have imposed, and may continue to impose, due to COVID-19 (Coronavirus). The Annual Meeting, therefore, is being hosted via live audio webcast. There will not be a traditional in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•Any shareholder can attend the Annual Meeting via live audio webcast at virtualshareholdermeeting.com/CODI2021.

•We encourage you to access the Annual Meeting online prior
to its start time.

•The Annual Meeting starts at 12:00 p.m., Eastern Time.

•Shareholders may vote while attending the Annual Meeting
on the live audio webcast.

•Please have the control number that appears on the proxy card or Notice of Internet Availability that you have been provided in order to join the Annual Meeting.

•Instructions on how to attend and participate via live audio webcast are posted at
virtualshareholdermeeting.com/CODI2021.

•Questions regarding how to attend and participate via live audio webcast may be answered by calling 800-321-8022 on the day of the Annual Meeting.

Letter from Our Chairman
of the Board

Dear Fellow Shareholders,

The past year has caused people around the world to rethink many things. Do we need to “go to work” to work? Are the health consequences of highly mobile populations manageable? Can the planet’s scarce resources support rapidly growing populations? Have we underestimated the social costs (as well as the benefits) of massive corporations, rapid and anonymous investment flipping and some of the local impacts of global trade? And so forth.

We believe that the year’s events and debates are only reaffirming the financial, social and environmental value of our operating thesis. As old-fashioned as it may sound:

•We believe in making significant, long-term investments in high quality middle-market companies to enable them to invest in their people, culture and growth opportunities;

•We believe in enabling investors who don’t have more privileged access to markets to have similar opportunities through our permanent capital structure;

•We believe that our people value the inclusive capital and stable careers we support; and

•We believe that our strong financial results in a very tough year are both a reflection of the excellence of our teams, to whom my fellow directors and I are deeply grateful—and confirmation that good values and encouragement are better motivators than fear.

As a source of duration capital for good companies, we have always factored environmental, social and governance issues into our investment decisions as well as into how we govern ourselves. We are proud that we, together with our portfolio companies, support jobs for women, LGBTQ persons, underrepresented minorities from almost every background, and people from a wide variety of national origins. We believe this diverse mix keeps us vibrant, sets an important example, and helps us create sustainable value.

As CODI’s board chair, I ask for your voting support for the items described in this proxy statement so we can continue creating values-based value. I am also pleased to invite you to participate in our virtual Annual Meeting of Shareholders (“Annual Meeting”) on May 26, 2021 at 12:00 p.m., Eastern Time. Information on participating and voting is provided in this proxy statement. I hope you are enjoying some of the products and services of our portfolio companies and invite your input throughout the year.

Sincerely,

C. Sean Day

Board Chair

April 13, 2021

Letter from Our Partner and
Chief Executive Officer

Dear Fellow Shareholders,

Although you have probably read “dear fellow shareholders” many times in CEO letters, for us at CODI those words are much more significant and unusual.

Consider these remarkable facts. No one at CODI is just given shares or awarded stock options or other equity-based pay. Read that sentence again and ask yourself how many NYSE-listed public companies can say that. We buy our shares the same way our investors do.

And, in case you missed it, we are buying. Our managers, partners and employees have acquired ~$4 million worth of our stock using after-tax proceeds from their pay in just the past two years. We eat our own cooking here.

And, in case you missed this as well, I, our CEO and our CFO and COO have never sold any of our CODI shares. Never. That is the same for the majority of the members of our board of directors as well who have never sold any of the shares they hold.

You don’t need me to tell you how much of a difference being real owners makes—but I will anyway. Since our IPO we have made total distributions of ~a billion dollars, achieved total gains of ~a billion dollars and distributed 136%+ of our IPO price! We believe in the business model and the values our board chair described to you in his letter preceding this one.

A key point here is that, at CODI, we don’t have to rely on governance structures or scores to create a real values and value-focused ownership culture—we are that. And frankly we don’t believe that structures can ever fully make up for a lack of real buy in.

So “dear fellow shareholders” has real significance to me, to my colleagues, and to our company. I thank you for your faith and investment in us and join Sean in asking for your voting support for the items described here so we can continue differentiating our model, our culture and our value creation.

Sincerely,

Elias J. Sabo Partner and Chief Executive Officer

April 13, 2021

Notice of Annual Meeting
of Shareholders

Compass Diversified Holdings’ 2021 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Wednesday, May 26, 2021 at 12:00 p.m., Eastern Time. In light of the ongoing and evolving nature of COVID-19 (Coronavirus) and continuing public health concerns, the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/CODI2021.

The Annual Meeting is being held for the following purposes:

1 to elect three directors to the Company’s board of directors as Class III directors for a three-year term ending at the 2024 Annual Meeting of Shareholders;

2 to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the proxy statement;

3 to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2021; and

4 to transact such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR ALL the director nominees to be elected, FOR the resolution approving the compensation of our named executive officers and FOR the ratification of the independent auditor.

Shareholders of record at the close of business on March 29, 2021 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournment(s) or postponement(s) thereof. The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. The notice of annual meeting, proxy statement and proxy are first being mailed or provided to shareholders on or about April 13, 2021.

There will not be a traditional in-person meeting. To be sure that your shares are properly represented at the meeting, whether or not you electronically attend, please submit your vote by telephone or online or, if you received paper copies of the Proxy Materials, promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m., Eastern Time, on May 25, 2021.

Please read carefully the sections in the proxy statement on attending via live audio webcast and voting at the Annual Meeting to ensure that you comply with these requirements.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting. Our 2021 proxy statement and annual report for the year ended December 31, 2020 are available free of charge at www.proxyvote.com.

By order of the board of directors.

Sincerely,

Carrie W. Ryan Secretary

Wednesday May 26, 2021 12:00 P.M. ET	Virtual Meeting With live audio webcast	virtualshareholdermeeting.com/CODI2021

Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the Trust, owns its businesses and investments through Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the Company. Except where the context indicates otherwise, “we,” “us,” and “our” refer to the Company and the Trust. References to “shareholders” refer to shareholders of the Trust.

Table of Contents

1Proposal 1
Election of Directors

2Our Board

7Board of Directors, Executive Officers and Committees

13Corporate Governance

14Certain Relationships and Related Party Transactions

17Director Compensation

19Proposal 2
Advisory Vote Regarding Executive Compensation

20Our Pay

21Compensation Discussion and Analysis

28Compensation Committee Report

29Proposal 3
Ratification of Appointment of
Independent Auditor

30Our Auditors

31Audit Committee Report

32Our Shareholders

32Share Ownership of Directors, Executive Officers and Principal Shareholders

34Shareholder Proposals for the 2021 Annual Meeting of Shareholders

34United States Securities and Exchange Commission Reports

34 Other Matters

34Delivery of Documents to Shareholders Sharing an Address

35Proxy Statement for Annual Meeting of Shareholders

35Purpose of Meeting

35Attending and Voting at the Annual Meeting

36Appointment of Proxy

37Approval of Proposals and Solicitation

1 Compass diversified

Election
of Directors

Our Board recommends that you vote FOR ALL the director nominees listed, Messrs. Day, Enterline and Ewing, to be elected to our Board as Class III directors for a three-year term ending at our 2024 Annual Meeting of Shareholders.

PROPOSAL 1

1 Compass diversified

Board Composition

Our Board consists of eight directors, five of whom are the Company’s independent directors. All of the directors serving on our standing committees are independent. All of our directors are also shareholders of the Company. Our Board has the ability to decrease or increase its size to no less than five or up to thirteen directors, respectively. Seven of our directors are elected by our shareholders and one director is appointed by the Company’s Allocation Member. The Board is divided into three classes serving staggered three-year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each annual meeting of shareholders. Messrs. Day, Enterline and Ewing are Class III directors and are up for re-election at this year’s Annual Meeting. Mr. Edwards and Ms. McCoy are Class I directors and will serve until the 2022 Annual Meeting of Shareholders. Messrs. Bottiglieri and Burns are Class II directors and will serve until the 2023 Annual Meeting of Shareholders. Pursuant to the LLC Agreement, the Company’s Allocation Member has the right to appoint one director to the Board. Mr. Sabo, our chief executive officer, is currently serving as a director appointed by the Allocation Member. Any appointed director will not be required to stand for election by the shareholders.

Director Independence

Pursuant to our governing documents, our Board will always consist of at least a majority of independent directors. Our Board has reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the NYSE: Messrs. Bottiglieri, Burns, Edwards, Enterline and Ewing.

Election of Directors

The Class III directors will be elected at the Annual Meeting and will serve for a three-year term that expires at our 2024 Annual Meeting of Shareholders. Messrs. Day, Enterline and Ewing have been nominated for re-election as Class III directors. Each of Mr. Day, Mr. Enterline and Mr. Ewing was nominated by the Board upon the recommendation of the nominating and corporate governance committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Our Board

2021 Proxy Statement 2

3 Compass diversified

The following describes the business experience and education of Messrs. Day, Enterline and Ewing.

C. Sean Day Chairman since April 2006

Experience:

∙President of Seagin International (1999 to present)

∙Chairman of our Manager’s predecessor (1999 to 2006)

∙Previous positions with Navios Corporation and Citicorp Venture Capital

Other Boards:

∙Teekay GP L.L.C., the general partner of Teekay LNG Partners L.P. (NYSE:TGP) (present)

∙Kirby Corporation (NYSE:KEX) (present).

∙Chairman, Teekay Tankers Ltd. (NYSE:TNK) (2007 to 2013); Teekay LNG LLC (2004 to 2015); Teekay Offshore Partners L.P. (NYSE:TOO) (2006 to 2017), Teekay Corporation (NYSE:TK) (1999 to 2017)

Education:

∙Graduate of the University of Cape Town and Oxford University

Qualifications:

∙Operating executive and investor experience

∙Substantial experience as a director of other companies, both public and private

∙Valuable insight on governance practices and risk management

∙Knowledge of global investment decisions and related risks

Larry L. Enterline Director since July 2019

Committees: Audit; Nominating & Corporate Governance

Independent

Experience:

∙Chief Executive Officer of Vulcan Holdings Inc., a private investment holding and consulting services company (April 2010 to present)

∙Chief Executive Officer of Fox Factory Holding Corp., a former subsidiary of the Company (March 2011 to June 2019)

∙Chief Executive Officer of COMSYS IT Partners Inc., an IT staffing and solutions company (February 2006 to April 2010)

∙Served in various management roles earlier in his career, including Senior Vice President of Worldwide Sales and Service Organization at Scientific Atlanta Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment

Other Boards:

∙Fox Factory Holding Corp. (NASDAQ:FOXF) (2013 to 2021); Executive Chairman (June 2019 to April 2021)

Education:

∙Graduate of Case Western Reserve University and Cleveland State University

Qualifications:

∙Significant insight regarding operations, supply chain optimization and continuous improvement

∙Unique perspective due to having led a business through a significant growth transition and eventual initial public offering

∙Capabilities in the areas of strategic planning and organizational development

2021 Proxy Statement 4

D. Eugene Ewing Lead Independent Director since July 2019 Director since April 2006

Committees: Audit (Chair); Compensation

Independent

Experience:

∙Managing member of Deeper Water Consulting, a private wealth and business consulting company (March 2004 to present)

∙Formerly with Fifth Third Bank

∙Partner in Arthur Andersen LLP

Other Boards:

∙Protect Home Medical Corp. (TSXV:PTQ) (2018 to present)

∙Serves on an advisory board to the Gatton College of Business & Economics at the University of Kentucky (present)

∙Darling Ingredients, Inc. (NYSE:DAR) (May 2014 to May 2020)

Education:

∙Graduate of the University of Kentucky

Qualifications:

∙Substantial experience with complex finance, accounting and reporting issues, SEC filings, taxation matters and corporate transactions

∙Outstanding leadership and valuable insight

Directors Not Up For Re-Election

The following paragraphs describe the business experience and education of our Class I and II directors and the Allocation Member’s appointed director (in each case, not standing for re-election).

Harold S. Edwards Director since April 2006

Committees: Compensation (Chair); Nominating & Corporate Governance

Independent

Experience:

∙President and Chief Executive Officer of Limoneira Company (November 2003 to present)

∙President of Puritan Medical Products, a division of Airgas Inc.

∙Held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company

Other Boards:

∙Limoneira Company (NASDAQ:LMNR) (2009 to present)

∙Calavo Growers, Inc. (NASDAQ:CVGW) (2005 to present)

∙Inventure Foods, Inc. (NASDAQ:SNAK) (2014 to 2017)

Education:

∙Graduate of Lewis & Clark College and The Thunderbird School of Global Management at Arizona State University

Qualifications:

∙Hands-on management perspective, particularly in the areas of operations, executive compensation, succession planning and issues confronting a diversified array of companies.

5 Compass diversified

Sarah G. McCoy Director since January 2017

Experience:

∙President and Chief Executive Officer of CamelBak Products, LLC, a former subsidiary of the Company (November 2006 to January 2016)

∙Co-Founder of Silver Steep Partners, a leading investment banking firm catering exclusively to companies in the outdoor and active lifestyle industries

∙President of Sierra Designs and Ultimate Direction, Inc.

∙Vice President at The North Face

Other Boards:

∙Zumiez Inc. (NASDAQ:ZUMZ) (2010 to present)

∙The Outdoor Foundation, a nonprofit foundation established by Outdoor Industry Association to inspire and grow future generations of outdoor enthusiasts (present)

∙Sea to Summit, an adventure equipment manufacturer headquartered in Western Australia, Executive Chair (present)

Education:

∙Graduate of Dartmouth College

Qualifications:

∙Distinguished track record of building strong businesses and growing iconic brands

∙Specific experience and knowledge of the complex business issues unique to consumer products companies, including consumer behavior, retail relationships and international distribution

∙Unique perspective on investing in small and middle market companies

James J. Bottiglieri Director since December 2005

Committees: Audit; Nominating & Corporate Governance

Independent

Experience:

∙Chief Financial Officer of the Company and an Executive Vice President of the Company’s Manager (2005 to 2013)

∙Senior Vice President and Controller of WebMD Health Corporation

∙Previously with Star Gas Corporation and a predecessor firm to KPMG LLP

Other Boards:

∙Horizon Technology Finance Corporation (NASDAQ:HRZN) (2010 to present)

Education:

∙Graduate of Pace University

Qualifications:

∙Intimate understanding of our business and operations and the business and operations of our subsidiaries

∙Substantial expertise in accounting, tax and other financial matters

2021 Proxy Statement 6

Gordon M. Burns Director since May 2008

Committees: Nominating & Corporate Governance (Chair); Compensation

Independent

Experience:

∙Private investor (1998 to present)

∙Was responsible for investment banking at UBS Securities

∙Managing Director at Salomon Brothers Inc.

Other Boards:

∙Aztar Corporation (NYSE:AZR) (1998 through 2007)

Education:

∙Graduate of Yale University and the Harvard Business School

Qualifications:

∙Extensive knowledge of and significant experience in investment and financing activities

∙Insights gleaned from having been involved with several public and private companies as they have gone through important transitions, including mergers and acquisitions, divestitures and management succession

Elias J. Sabo Chief Executive Officer of the Company Director since May 2018

Experience:

∙Chief Executive Officer (May 3, 2018 to present)

∙Founding partner of Company’s Manager in 1998

∙Investment Committee Member of the Company’s Manager (1998 to present)

∙Central role in directing the Company’s strategy

∙Currently serves as a director and as chairman of the Company’s Advanced Circuits, Inc, Subsidiary

∙Served as the Chairman of Fox Factory Holding Corp., a former Company subsidiary (2007 to 2017)

∙Worked in the acquisition department of Colony Capital, LLC, a Los Angeles-based real estate private equity firm (1992 to 1996)

∙Healthcare investment banker for CIBC World Markets, formerly Oppenheimer & Co. (1996 to 1998)

Education:

∙Graduate of Rensselaer Polytechnic Institute

Qualifications:

∙Leadership experience

∙Extensive understanding of investment activities

∙Public company experience with respect to governance and risk management

∙Deep understanding of the operations, history, and culture of the Company and its subsidiaries, as well as historic knowledge that provides continuity to our Board

7 Compass diversified

Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of March 31, 2021 are as follows:

Director	Age	Serving as Officer or Director Since	Position
C. Sean Day	71	2006	Chair/Class III Director
Gordon M. Burns	69	2008	Class II Director
Harold S. Edwards	55	2006	Class I Director
Larry L. Enterline	68	2019	Class III Director
D. Eugene Ewing	72	2006	Independent Lead Director/Class III Director
Sarah G. McCoy	60	2017	Class I Director
Elias J. Sabo	50	2018	Director, Chief Executive Officer
James J. Bottiglieri	65	2005	Class II Director
Ryan J. Faulkingham	44	2013	Chief Financial Officer

Ryan J. Faulkingham has served as Chief Financial Officer and Co-Compliance Officer of the Company since November 2013. He also serves on the Investment Committee of the Company’s Manager. Mr. Faulkingham joined the Company in 2008 and previously was the Company’s Director of Financial Reporting. Prior to joining us in 2008, Mr. Faulkingham served as a Vice President at Merrill Lynch & Co., a financial management and advisory company, where he prepared regulatory filings, performed technical accounting research and implemented policies to ensure compliance with internal control standards. From 2003 to 2006, he served as Manager, Accounting and External Reporting at WebMD Health Corp., a medical information company, serving as a key contributor to the company’s 2005 initial public offering and lead finance member for numerous mergers and acquisitions. Prior to that, Mr. Faulkingham had a career in public accounting first at Arthur Andersen LLP and later at KPMG LLP, both public accounting firms. He received a BS in Accounting from Lehigh University and an MBA from Fordham University. Mr. Faulkingham serves as a director for our Velocity Outdoor Inc. and Liberty Safe & Security Products, Inc. subsidiaries, and as an observer to the boards of directors of all our other subsidiary companies.

Board Leadership Structure and Role in Risk Oversight

Generally

The LLC Agreement provides that the chairperson of the Board is elected by a majority of the Board and must also be a member of the Board. The chairperson is not required to be an employee of the Company. Likewise, the LLC Agreement provides that, so long as the Management Services Agreement is in effect, the Company’s Manager shall second personnel to serve as the chief executive officer and chief financial officer of the Company, subject to the formal election of such individuals by the Company’s Board. Although there is no requirement that the chief executive officer and the chairperson be separate positions, the Board

Board Of Directors, Executive
Officers and Committees

2021 Proxy Statement 8

has currently chosen to separate the chief executive officer and chairperson positions. The Board believes the current separation of these roles helps to ensure good Board governance and fosters independent oversight to protect the long-term interests of the Company’s private and institutional shareholders. In addition, the Board believes this separation is presently appropriate as it allows our chief executive officer to focus primarily on leading the Company’s day-to-day business and affairs while the Board’s chairperson can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and shareholder matters. In furtherance of its dedication to strong corporate governance, the Board created the new position of independent lead director in July 2019.

Risk Oversight

The Company’s Board has overall responsibility for risk oversight. The Company’s general counsel presents, and the Board assesses, at least annually, the critical risks associated with the businesses of the Company and each of its subsidiaries. The Board also performs a majority of its role in risk oversight through the audit committee. The audit committee charter provides that the audit committee shall assist the Board in fulfilling its oversight responsibility relating to the evaluation of enterprise risk issues. In addition, the audit committee, pursuant to its charter, discusses with management, counsel, the vice president of internal audit and internal audit service providers, as the case may be, and the independent auditors, the Company’s major risk exposures (whether financial, operational or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s internal audit department supervises the day-to-day risk management responsibilities of the Company and reports directly to the audit committee, which is comprised solely of independent directors. In addition, during each quarterly meeting of the audit committee, the members of the audit committee meet with the Company’s vice president of internal audit and independent auditors, in each case, without management present, to discuss the specific areas of risk identified during the quarter, if any. The audit committee is authorized to utilize outside lawyers, internal staff, independent experts, and other consultants to assist and advise the committee in connection with its responsibilities, including the evaluation of the Company’s major risk exposures. The Company’s management team, including Company counsel, regularly evaluates the risks inherent to the businesses of the Company’s subsidiaries and reports the results of such evaluations to the full Board for consideration at least annually and more frequently if the particular facts and circumstances dictate. The Board oversees environmental, social and governance (ESG) matters generally as part of its oversight of our business strategy and risk management, and the Board’s standing committees each oversee specific ESG matters that fall within their respective areas of responsibility. For example, the audit committee has oversight responsibility for compliance matters and the nominating and corporate governance committee has responsibility for ensuring that the Company maintains strong governance practices. The Board and its standing committees regularly discuss with management a variety of ESG topics that are significant to our business and stakeholders. The Board believes that the foregoing processes for overseeing risk ensures that independent directors are aware of the Company’s major risk exposures.

Board Meetings and Committees

Our Board met thirteen times during 2020. All directors attended over 95% of the combined Board and committee meetings on which they served in 2020. Although we have no formal policy regarding director attendance at the annual meeting of the shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2020 Annual Meeting of Shareholders.

The LLC Agreement gives our Board the authority to delegate its powers to committees appointed by the Board. All of our standing committees are composed solely of independent directors, as defined by the applicable NYSE committee membership independence standards. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our LLC Agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the Board. Copies of all current committee charters are available on our website at www.compassdiversified.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company or the Trust makes with the SEC.

9 Compass diversified

Audit Committee

The audit committee is comprised entirely of independent directors who meet the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. Our standing audit committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is responsible for, among other things:

•retaining and overseeing our independent accountants;

•assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•reviewing and approving the plan and scope of the internal and external audit;

•pre-approving any audit and non-audit services provided by our independent auditors;

•approving the fees to be paid to our independent auditors;

•reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•reviewing and approving the calculation of the profit allocation payments made to the Allocation Member;

•preparing the audit committee report to be filed with the SEC;

•reviewing hedging transactions; and

•reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Messrs. Ewing, Bottiglieri, and Enterline served on our audit committee during 2020. The Board has determined that each of Mr. Ewing, the audit committee chairman, and Mr. Bottiglieri qualify as audit committee financial experts, as defined by the SEC. The audit committee met six times during 2020.

Compensation Committee

The compensation committee is comprised entirely of independent directors who meet the compensation committee independence requirements of the NYSE. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include, among other things:

•reviewing our Manager’s performance of its obligations under the Management Services Agreement;

•reviewing the remuneration of our Manager and approving the remuneration paid to our Manager as reimbursement for the compensation paid by our Manager to our chief financial officer and the chief financial officer’s staff;

•determining the compensation of our independent directors;

•granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and

•making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs.

In early 2021, consistent with prior years, the Company conducted a survey of the director compensation practices of other companies that it considered reasonably comparable to the Company. The compensation committee targets cash and equity compensation for the Company’s directors at the average of its peer group. The compensation committee also considered the time commitment, responsibilities, and related burdens of Board service over the Company’s history. Based upon this review, the compensation committee recommended to the full Board that the annual compensation paid to non-management directors and the annual compensation paid to the chairman of the Board not to be increased for fiscal year 2021. For a discussion of director compensation see the section titled “DIRECTOR COMPENSATION.” The full Board ratified the compensation committee’s recommendation on February 11, 2021. The Company’s Manager is responsible for establishing the form and amount of compensation paid to our chief financial officer and his staff by our Manager. The Company’s compensation committee is responsible for approving the remuneration paid to our Manager as reimbursement for the compensation paid by our Manager to our chief financial officer and his staff. Mr. Sabo, our chief executive officer, in his capacity as the managing member of our Manager, participates in the establishment of the form and amount of compensation paid to our chief financial officer and his staff by our Manager.

In early 2020, the compensation committee engaged Mercer (USA) Inc., to perform a review of the Company’s non-management director compensation relative to the compensation paid to non-management directors by certain entities identified as being within the Company’s peer group. Mercer (USA) Inc. provided a peer analysis but did not make specific compensation recommendations. The compensation committee typically engages a third party to perform a review of non-management director compensation every other year.

2021 Proxy Statement 10

Messrs. Edwards, as compensation committee chairman, Ewing and Burns served on our compensation committee during 2020 and currently serve in such roles. The compensation committee met two times during 2020.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NYSE. The nominating and corporate governance committee is responsible for, among other things:

•recommending the number of directors to comprise the Board and recommending candidates for membership on each committee of the Board;

•identifying and evaluating individuals qualified to become members of the Board, other than the Allocation Member’s appointed director and his or her alternate, and soliciting recommendations for director nominees from the chairman and chief executive officer of the Company;

•recommending to the Board the director nominees for each annual shareholders’ meeting, other than the Allocation Member’s appointed director;

•recommending to the Board the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than the Allocation Member’s appointed director;

•reviewing independent director compensation and Board processes, self-evaluations and policies;

•monitoring the performance of the Board and its individual members;

•reviewing and approving related party transactions, including transactions with the Manager and its affiliates;

•overseeing compliance with our code of ethics, anti-corruption policy, and conduct by our officers and directors; and

•monitoring developments in the law and practice of corporate governance.

Messrs. Burns, as nominating and corporate governance committee chairman, Bottiglieri, Edwards, and Enterline served on our nominating and corporate governance committee during 2020 and currently serve in such roles. The nominating and corporate governance committee met one time during 2020.

Independent Lead Director

The independent lead director position ensures the Board of Directors has a director in a leadership position that is “independent” under all applicable rules of the NYSE and the

SEC. The independent lead director is elected annually by the independent directors. The Company’s independent directors initially appointed Mr. Ewing as the independent lead director of the Company’s Board in July 2019 and he currently serves in such role. The specific responsibilities of the independent lead director are as follows:

•chair the meetings of the independent directors when the Chairman is not present or unable to preside due to conflicts of interest;

•ensure the full participation and engagement of all Board members in deliberations;

•lead the Board in all deliberations involving any matter for which a conflict of interest exists with the Chairman;

•encourage all directors to engage the Chairman with interests and concerns;

•work with the Chairman to develop the Board and Committee agendas and approve the final agendas; and

•be available for consultation and direct communication with major shareholders if and when the Chairman is unavailable.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee, Messrs. Burns, Edwards, and Ewing, are, or have been, an officer or employee of the Company. During 2020, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on a board of directors or compensation committee of a company that has an executive officer serving on our Board or compensation committee.

Material Legal Proceedings Involving Directors and Executive Officers

Currently, there are no material proceedings to which any of our directors, officers, affiliates, any owners of record or beneficially of more than five percent of any class of voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Executive Sessions of our Board

Our corporate governance guidelines provide that the non-management directors will meet without management directors in regularly scheduled executive sessions at

11 Compass diversified

least quarterly and at such other times as they deem appropriate. The independent directors meet in executive session at least quarterly. In accordance with our corporate governance guidelines, the chairman of the Board, audit committee, nominating and corporate governance committee, compensation committee, or the independent lead director will preside at these executive sessions of the non-management directors and independent directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Day presided, and continues to preside, over sessions of the non-management directors. Mr. Ewing presided and continues to preside over sessions of the independent directors. Our non-management directors met nine times during 2020.

Nominations of Directors

As provided in its charter, the nominating and corporate governance committee will identify and recommend to the Board nominees for election or re-election to the Board. The nominating and corporate governance committee casts a wide net in seeking director candidates, including reviewing candidates for the Board recommended by executive search firms, the Company’s existing Board and management team, who know the Company best, as well as candidates recommended by investors, shareholders, and others, all in accordance with the following criteria and as discussed in the section titled “Shareholder Nominations of Directors” below.

The nominating and corporate governance committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, among others:

•the candidate’s judgment, skill, and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•the relationship of the candidate’s experience to the experience of other Board members;

•the extent to which the candidate would be a valuable addition to the Board and any committees thereof;

•whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company; and

•the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industries in which the Company operates.

In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of the NYSE and other applicable laws, and at least three directors that are independent under these requirements and are not appointed by the Allocation Member pursuant to the terms of the LLC Agreement or otherwise affiliated with our Manager.

In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:

•Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the Board in its business judgment.

•Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•Commitment to our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall agree with our values as embodied in our code of ethics.

•Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.

•Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.

•Reputation and Integrity. Such person shall be of high repute and integrity.

As a Company that has interests in many diverse operating entities, seeking leadership that is diverse in the wide array of ways in which diversity can manifest itself, including diversity of personal attributes as well as diversity of experiences, skills, ages, cultural and religious beliefs, is always valuable. Accordingly, each of the Company’s ten operating businesses, under the direction of the Company as its majority shareholder, elects its own board of directors and appoints its own executive management team. Several diverse individuals, based on gender, ethnicity, religion, nationality, and military service experience currently hold leadership positions at the Company’s subsidiaries, either as members of a subsidiary board of directors and/or within the executive management teams. At the Company level specifically, although there is no written formal policy regarding the consideration of diversity in identifying director nominees, diversity is one of the criteria evaluated wholistically throughout our organization, in conjunction with our subsidiaries and specifically by the nominating and corporate governance committee when selecting Board nominees and

2021 Proxy Statement 12

re-electing Board members. The nominating and corporate governance committee regularly engages in active discussions regarding diversity among directors and director nominees, including diversity of attributes, such as race, gender, ethnicity, sexual orientation, as well as diversity of viewpoint, experiences, skills, ages, cultural beliefs and backgrounds. The nominating and corporate governance committee charter provides that the committee endeavor to solicit as director candidates individuals possessing skills and talents which would complement the skills and talents of the Company’s existing directors. In addition, before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the nominating and corporate governance committee assesses to what extent such individual’s contributions will enhance the effectiveness of the Board and its committees given its overall current composition. Each year, the Board assesses the effectiveness of its diversity efforts, among other items, during its annual self-evaluation process. The nominating and corporate governance committee evaluates annually the composition of the Board and each long-standing committee. Under the Company’s corporate governance guidelines, directors must inform the chairman of the Board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof.

Shareholder Nominations of Directors

The Board understands that shareholders have a financial stake in the success of the Company and therefore the Board takes seriously any director suggestion or nomination coming from a shareholder. To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office described in the preceding sentence not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.

When directors, other than the Allocation Member’s appointed director, are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.

The shareholder submitting the recommendation must submit:

•the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•the number of shares of Trust common stock which are owned beneficially and of record by such shareholder; and

•a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the recommendation is being made by the shareholder.

In addition, any such notice from a shareholder recommending a director nominee must include the following information:

•the candidate’s name, age, business address and residence address;

•the candidate’s principal occupation or employment;

•the number of shares of Trust common stock that are beneficially owned by the candidate; candidate;

•a copy of the candidate’s resume;

•a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, our other policies and guidelines and the current needs of the Board.

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Corporate Governance

Corporate Governance

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board. Our corporate governance guidelines are available on our website at www.compassdiversified.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

We have also adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions; it also applies to the officers and employees of our Manager involved in the oversight of the day-to-day operations of the Company and its subsidiaries. Our code of ethics is available on our website at www.compassdiversified.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. We intend to disclose any amendments to, or waivers from, our code of ethics by posting such information on our website listed above or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or the NYSE.

Communications with our Board

Our Board knows that the caliber of the information it collects is important to the caliber of the work it does. The Board therefore has created numerous practices to enable it to stay informed, and information from shareholders comprises an important part of this mix.

Our Board has therefore created numerous ways to receive shareholder input. Our Chairman and Independent Lead Director have shareholder engagement roles and are available for appropriate engagement. Shareholders can interact with our directors at our annual meeting. Shareholders and others can use our reporting hotline, and if information provided is of a type that the Board needs to consider, it will be sent to them. Shareholders can send emails to the Board via BOD@compassdiversified.com. In addition, communications to our Board, to non-management directors as a group or to any director individually may be made by writing to the following address:

Attention: [Board of Directors] [Board Member]
c/o Carrie W. Ryan, Secretary
301 Riverside Avenue, Second Floor
Westport, Connecticut 06880

Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director, or to the chairman of our Board and our independent lead director, if addressed to the Board.

2021 Proxy Statement 14

Certain Relationships and
Related Party Transactions

Policy for Approval of Related Person Transactions

Our nominating and corporate governance committee, which is composed entirely of independent directors, is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related parties have or will have a direct or indirect material interest:

•our chief executive officer and/or chief financial officer;

•our directors; and

•other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.

Pursuant to the written terms of our code of ethics, any transaction required to be disclosed pursuant to Item 404 of Regulation S-K (“related party transactions”) must be brought to the attention of and reviewed and approved for potential conflicts of interest by, our nominating and corporate governance committee. The Company may not enter into or engage in any related party transaction with a related party without such approval. Additionally, all related party transactions are to be considered and conducted in a manner such that no preferential treatment is given to any such dealing of transactions. All related party transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the nominating and corporate governance committee for pre-approval. Details of related party transactions will be publicly disclosed as required by applicable law.

Relationships with Related Parties

Our Manager

Our Manager (of which our chief executive officer serves as the managing member) manages the day-to-day operations of the Company and oversees the management and operations of our subsidiary businesses. Our relationship with our Manager is governed principally by the Management Services Agreement.

While our Manager provides management services to the Company, our Manager is also permitted to provide services, including services similar to the management services provided to us, to other entities. In this respect, the Management Services Agreement and the obligation to provide management services does not create a mutually exclusive relationship between our Manager and the Company or our businesses. As such, our Manager, and our management team, will be permitted to engage in other business endeavors. Mr. Faulkingham, as chief financial officer of the Company, devotes a substantial portion of his time to our affairs.

Our Manager receives management fees, offsetting management fees, fees under any integration services agreements and expense reimbursements related to the foregoing, and uses such proceeds to pay the compensation, overhead, out-of-pocket and other expenses of our Manager, to satisfy its contractual obligations and otherwise distributes such proceeds to the members of our Manager, which includes Mr. Sabo, our chief executive officer, in accordance with our Manager’s organizational documents.

Contractual Arrangements with Related Parties

Loan Agreements with each of our Subsidiaries

The Company is a party to a loan agreement with each of our subsidiaries pursuant to which the Company will make loans and financing commitments to each of our subsidiaries.

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Management Services Agreement

The Company and our Manager are parties to the Management Services Agreement pursuant to which we pay our Manager a quarterly management fee equal to 0.5% (2.0% annualized) of the Company’s adjusted net assets as of the last day of each fiscal quarter in respect of the services performed by our Manager. The management fee paid to our Manager is required to be paid prior to the payment of any distributions to shareholders. The management fee is offset by fees paid to our Manager by our businesses under management services agreements that our Manager entered into with, or was assigned with respect to, our businesses, which we refer to as offsetting management services agreements. Concurrent with the June 2019 sale of our Clean Earth subsidiary, our Manager agreed to waive the management fee on cash balances held at the Company, commencing with the quarter ended June 30, 2019 and continuing until the quarter during which the Company next borrows under the 2018 Revolving Credit Facility. In March 2020, as a proactive measure to provide the Company with additional cash liquidity in light of the COVID-19 pandemic, the Company elected to draw down $200 million on our 2018 Revolving Credit Facility. The Company and our Manager entered into a waiver agreement whereby the Manager agreed to waive the portion of the management fee attributable to the cash balances held at the Company as of March 31, 2020. In addition, due to the unprecedented uncertainty as a result of the COVID-19 pandemic, the Manager agreed to waive 50% of the management fee calculated at June 30, 2020 that was paid in July 2020. Further, for the third quarter of 2020, the Company and the Manager entered into a waiver agreement whereby the Manager agreed to waive the portion of the management fee attributable to the cash balances held at the Company as of September 30, 2020. The Manager has also granted a waiver under the Management Services Agreement for the period through December 31, 2021 so that the Manager will receive a 1% annual management fee related to BOA Technology, rather than the 2% fee provided for in the Management Services Agreement. Such waiver reduced the management fee paid to the Manager for the fourth quarter of 2020. Additionally, during the third quarter of 2018, our Manager waived $0.6 million in management fees attributable to assets acquired in September of 2018 related to acquisitions by Velocity Outdoor. We incurred approximately $29.4 million of management fees under the Management Services Agreement during fiscal year 2020. The Company reimbursed the Manager approximately $5.2 million, principally for occupancy and staffing costs incurred by the Manger on behalf of the Company, during the year ended December 31, 2020.

Offsetting Management Services Agreements

Our Manager has entered into and may, at any time in the future, enter into offsetting management services agreements directly with the businesses that we own relating to the performance by our Manager of offsetting management services for such businesses. All fees, if any, paid by the businesses that we own to our Manager pursuant to an offsetting management services agreement during any fiscal quarter offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by the Company to our Manager under the Management Services Agreement for such fiscal quarter. The Manager is a party to offsetting management services agreements with all of the Company’s subsidiaries. Offsetting management fees were approximately $5.3 million during fiscal year 2020.

LLC Agreement

The Company has two types of equity interests: trust interests and allocation interests. The Trust is the sole owner of 100% of the trust interests of the Company. Pursuant to the LLC Agreement, the Trust owns an identical number of trust interests in the Company as exist for the number of outstanding shares of stock of the Trust. Sostratus LLC, who we refer to as the Allocation Member, owns 100% of the Company’s allocation interests. The LLC Agreement sets forth the Allocation Member’s rights with respect to its profit allocation interest among other things.

The Company will pay a profit allocation with respect to its businesses to the Allocation Member upon the occurrence of certain events, if the Company’s profits with respect to a business exceed an annualized hurdle rate of 7%, which hurdle is tied to such business’s adjusted net assets (as defined in the LLC Agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular business will be based on:

•such business’s contribution-based profit, which generally will be equal to such business’s aggregate contribution to the Company’s profit during the period such business is owned by the Company; and

•the Company’s cumulative gains and losses to date.

Generally, a profit allocation payment will be made in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide the Allocation Member with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. The

2021 Proxy Statement 16

Company’s audit committee, which is comprised solely of independent directors, approves the calculation of any profit allocation payment to be made to the Allocation Member. Certain members of our Manager, including Mr. Sabo and Mr. Faulkingham beneficially owned (through the Allocation Member) 45% of the Allocation Interests at December 31, 2020, and 50% of the Allocation Interests at December 31, 2019. Of the remaining 55% at December 31, 2020 and 50% at December 31, 2020, 5.0% was held by CGI Diversified Holdings LP, 5.0% was held by the Chairman of our Board of Directors, and the remaining Allocation Interests were held by the former founding partners of the Manager.

Profit allocation payments are triggered upon the occurrence of certain “Holding Events” as defined in the Company’s LLC Agreement. The five-year anniversary of the acquisition of Sterno Products occurred in October 2019 and constituted a Holding Event. In accordance with the LLC Agreement, the Company declared and paid a distribution to the Allocation Member of $9.1 million in February of 2020. The ten-year anniversary of Liberty occurred in March 2020 and constituted a Holding Event. The Allocation Member elected to defer the distribution of the $3.3 million profit allocation payment that would otherwise be due and owning it until after the end of 2020. The ten-year anniversary of Ergo occurred in September 2020 and constituted a Holding Event. The Allocation Member elected to defer the distribution of the $2.0 million profit allocation payment that would otherwise be due and owing it until after the end of 2020. Additionally, the Company paid to the Allocation Member approximately $16.6 million in each of May and October of 2019 as profit allocation payments in respect of the sale of FHF Holdings Ltd., which we refer to as Manitoba Harvest, which constituted a Holding Event. The Company paid the Allocation Member approximately $43.8 million in each of August and October of 2019 in respect of the sale of CEHI Acquisition Corporation, which we refer to as Clean Earth, which constituted a Holding Event. The Company did not make a payment to the Allocation Member during 2018.

Integration Services Agreements

Our Manager acts as an advisor to the Company during acquisitions. In the first year of an acquired businesses’ ownership, our Manager will provide integration services to the new company. Integration services include reviewing, evaluating and otherwise familiarizing itself with the business, operations, properties, financial condition and prospects; familiarizing the management team with the Company’s periodic reporting, corporate governance and Sarbanes Oxley Act of 2002, as amended (“SOX”) obligations; reviewing the policies and procedures and, where appropriate, aligning such policies and procedures with other of the Company’s subsidiaries;

and assisting in establishing a new board of directors, including identifying and engaging outside and independent director resources, if appropriate. During 2020, the Company acquired Marucci Sports and BOA Technology. Our Manager acted as an advisor in these acquisitions and is entitled to receive integration services fees. For Marucci Sports, the integration services agreement became effective on April 20, 2020. The total integration services fees due to the Manager in respect of the Marucci Sports acquisition are $2.0 million, of which $1.0 million has been paid. For BOA Technology, the integration services agreement became effective on October 16, 2020. The total integration services fees due to the Manager in respect of the BOA Technologies acquisition are $4.4 million, of which approximately $1.1 million has been paid. For each of the foregoing, payments are made equally on a quarterly basis over a twelve-month period.

During 2018, the Company acquired Foam Fabricators, Inc. Our Manager acted as an advisor in the acquisition and received integration service fees of approximately $2.3 million, which were payable quarterly over a twelve-month period as services were rendered through February 28, 2019. All Integration Services Agreements are approved by the Company’s nominating and corporate governance committee, which is comprised solely of independent directors, in accordance with our governance documents.

Other

In August 2019, the son-in-law of the chairman of our Board joined the Company’s Manager as an employee. He is not an executive officer of the Manager. The Company, which is not a participant in the transaction, does not reimburse the Manager for the compensation paid by the Manager for this individual and does not have any input regarding the compensation payable to this individual or any other aspect of his employment with the Manager.

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Director Compensation

Director Compensation

Our Compensation Committee is responsible for periodically evaluating and making recommendations to the Board concerning the total compensation package for Directors, and believes that a balanced use of cash and equity is effective at aligning the interests of Directors and shareholders. To help the company maintain cash flexibility during the response to the COVID-19 pandemic, our Directors voluntarily reduced their cash compensation by 50% for one quarter, leading to a year-over-year reduction in average director compensation between 2019 and 2020. The following graph demonstrates our historical balanced and moderate director compensation:

For fiscal year 2020, our non-management directors were each eligible to receive annual cash retainers of $100,000, our independent lead director was eligible to receive a cash retainer of $120,000 and our chairman was eligible to receive a cash retainer of $157,500, in each case payable in equal quarterly installments, and each committee chairperson received an additional annual retainer for service as a committee chairperson. As previously disclosed, our non-management directors each voluntarily reduced their cash compensation by 50% for one quarter of 2020 to provide the company with additional cash flexibility during the COVID-19 pandemic. As a result, our non-management directors each received annual cash retainers of $87,500, our independent lead director received a cash retainer of $105,000 and our chairman received a cash retainer of $137,813.

The chairperson of the audit committee, nominating and corporate governance committee and compensation committee were also eligible to receive an annual cash retainer of $40,000, $10,000 and $10,000, respectively, payable in equal quarterly installments. These fees were also cut in half for one quarter during 2020, and as a result the chairperson of the audit committee received $35,000, the chairperson of the nominating and corporate governance committee received $8,750, and the chairperson of the compensation committee received $8,750.

Directors do not receive additional compensation for attendance at committee meetings. Directors (including the chairman) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors in accordance with the policies of the Company as in effect from time to time.

2021 Proxy Statement 18

Our non-management directors also receive, on or around January 1 of each year, in respect of their service for the prior fiscal year, $100,000, or $120,000 if serving as the chairman of the Board, which is encouraged to be used to purchase shares of Trust common stock. Consequently, each non-management director who elects to use such award to purchase shares of Trust common stock receives that number of shares of Trust common stock that can be purchased with $100,000, or $120,000, as applicable, at the market price on the date of purchase. No changes were made to our director compensation structure for fiscal year 2021.

The following table provides compensation paid or accrued by us for our non-management directors in 2020:

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation
Name	($)	($)	($)		($)	($)	($)	Total
C. Sean Day	$137,813	$120,000	$—		$—	$—	$—	$257,813
James J. Bottiglieri	87,500	100,000	—		—	—	—	187,500
Gordon M. Burns	96,250	100,000	—		—	—	—	196,250
Harold S. Edwards	96,250	100,000	—		—	—	—	196,250
Larry L. Enterline	87,500	100,000	—		—	—	—	187,500
D. Eugene Ewing	140,000	100,000	—		—	—	—	240,000
Sarah G. McCoy	87,500	100,000	—		—	—	—	187,500
Total	$732,813	$720,000	$—	(2)	$— (2)	$— (2)	$—	$1,452,813

(1)Represents 6,096 fully vested shares for C. Sean Day and 5,079 fully vested shares for each other director. These shares were purchased by the Company on behalf of the directors on January 4, 2021.

(2)The Company does not have any stock option, non-equity incentive or deferred compensation arrangements for any of its directors.

Advisory Vote Regarding
Executive
Compensation

Our Board recommends that you vote, on a non-binding and advisory basis, FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 2

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The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78n-1).

Our compensation policy is designed to enable us to attract, motivate, reward and retain the management talent required to achieve our objectives, and thereby increase shareholder value. Please see the section titled “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” and the related compensation tables herein for additional details about our executive compensation policy, including information about the fiscal year 2020 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This Proposal 2 gives our shareholders the opportunity to express their views on our named executive officers’ compensation (sometimes referred to as the “Say-on-Pay Vote”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We believe that our overall compensation policy accomplishes our compensation goals of attracting and retaining a qualified and talented chief financial officer. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officer, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”

The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the results of the vote in future compensation deliberations and evaluate whether any actions are necessary to address shareholder concerns.

The Company will include a proposal seeking shareholder approval, on a non-binding and advisory basis, of the compensation of our named executive officers in the proxy statement every year until the 2023 Annual Meeting of Shareholders. In 2023, the Company will include a proposal seeking shareholder approval, on a non-binding and advisory basis, of the frequency at which the Company shall thereafter seek shareholder approval, on a non-binding and advisory basis, of the compensation of the named executive officers.

Our Pay

2021 Proxy Statement 20

21 Compass diversified

Compensation Discussion and Analysis

Executive Summary

•Compass Diversified had a strong year, producing net income of $1.6 billion, an increase of 7.6% over 2019 and adjusted EBITDA of $249.2, an increase of 10.2% over 2019.

•We are externally managed and have no employees of our own. Management, including the services of our CEO and our CFO, are seconded from our Manager. The cost of our management is instead borne through management fee payments, which are used to compensate the team managing Compass Diversified. The cost of the CFO and his staff are reimbursed by Compass Diversified.

•We regularly engage with our shareholders, and they have demonstrated increasing support for our business model. Our support for say-on-pay increased by more than 18 percentage points in 2020 over 2019.

•Following the global COVID-19 pandemic, our management took action to care for our employees, reduce expenses, and make our business more resilient. We took steps to protect our workforce and provide for their well-being, limited business travel, and worked to strengthen our balance sheet.

•We gave our portfolio companies additional financial flexibility to manage through the initial stages of the pandemic. We agreed to waive management fees due on cash balances on March 30 and September 30, and agreed to waive an additional $3.9 million in management fees in 2020. These management fees otherwise would have been available for executive compensation within our Manager.

•We were able to execute on our business strategy despite the pandemic. We executed on our acquisition strategy through the purchase of BOA Technology in October 2020 and the integration of Marucci Sports, which was acquired in March 2020. We believe that our ability to execute on our strategy despite difficult business conditions is a competitive advantage.

Our Business

Compass Diversified offers public market investors access to a private equity investing model. We are an experienced acquirer and manager of middle-market North American companies. Since 2006, we have acquired and operated twenty-one businesses. Currently, our portfolio contains six branded consumer businesses and four niche industrial subsidiaries. Symbiotically, the public company structure gives us an advantage in that our capital structure gives us a much more stable funding base than traditional private equity. This funding base allows us to take longer-term views and positioning us to deliver returns across a wide range of economic climates. Our investors have been rewarded with more than a billion dollars in realized gains since our 2006 IPO.

Since our founding in 1998, our strategy and philosophy have always remained the same — we look to acquire companies that we could own forever and that exhibit a clear “reason to exist.” We are passionate about partnering with outstanding management teams and supporting them with patient growth capital. As our Company has evolved, we have recognized that a hallmark of outstanding management is a recognition and understanding of the importance of ESG. Sustainability and corporate responsibility have become increasingly important factors in our business. Today, ESG is embedded in all aspects of our investment process from the original investment selection to the subsequent value creation and eventual divestiture with a goal of continuous improvement.

We create value for our investors in two ways: First, we identify, perform due diligence on, negotiate and consummate additional platform acquisitions of small to middle market businesses in attractive industry sectors in accordance with acquisition criteria established by the board of directors. Second, we focus on helping our management teams grow earnings and cash flow from their businesses. We believe that the scale and scope of our businesses give us a diverse base of cash flow upon which to further build.

2021 Proxy Statement 22

Our current portfolio of companies includes many brands that are household names. Those brands include Sterno, Ergobaby, Liberty Safe, Marucci, BOA and 5.11, and in the past we’ve managed brands such as CamelBak, Fox, and Manitoba Harvest. Even if you have not heard of Compass Diversified, you are likely familiar with one or more of our brands.

Our Structure and Management

“Compass Diversified,” as we refer to it, is comprised of three separate, independent business entities that work closely together: Compass Group Management LLC, the privately held external manager of the organization, which we refer to as the “Manager”, Compass Diversified Trust, which we refer to as the “Trust” and Compass Group Diversified Holdings LLC, which we refer to as the “Company.” Although the shares issued to the public are technically at the Trust level (NYSE: CODI), the Trust and the Company file consolidated reports with the SEC.

The Company has access to substantial financial resources which are utilized for the acquisition and management of middle market businesses. Upon completion of an acquisition, we immediately begin to work with the acquired company’s management team to identify the most critical and time sensitive needs and opportunities and to urgently address them.

Unlike private equity firms who seek acquisition financing on a transaction-by-transaction basis, our unique structure allows for the efficient and quick consummation of transactions, without financing contingencies. In addition, companies acquired by us have ongoing access to substantial growth capital. Finally, our ownership perspective as a holding company is not impacted by artificial timing criteria such as fund life. Rather, we continuously work with our subsidiary management teams to evaluate strategic alternatives and assess the appropriate individual course of action for each of those companies, without regard to external and unrelated factors.

Our management services are provided by Compass Group Management LLC, which we refer to as our Manager. We entered into the Sixth Amended and Restated Management Services Agreement, which we refer to as the Management Services Agreement, with our Manager as of September 30, 2014. The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the Company, and the areas over which the Company’s Board of Directors has ultimate oversight and authority. The Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company’s business, as the Company currently does not have any employees and does not expect to have any employees in the foreseeable future.

The services necessary for the operation of the Company’s business are performed by employees of our Manager under the leadership of Messrs. Sabo and Faulkingham, who are employed by our Manager and are seconded to the Company as chief executive officer and chief financial officer, respectively. This means that they have been assigned by our Manager to work for the Company during the term of the Management Services Agreement between us and our Manager. The pay ratio disclosure rules of Item 402(u) of Regulation S-K require an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s chief executive officer. Because we are externally managed and have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our shareholders and, therefore, do not provide a pay ratio disclosure in our proxy statement.

Our Performance

In 2020, our business delivered for shareholders. Our core differentiators of actionable expertise, clear alignment and permanent capital generated exceptionally strong performance, including:

•Reported Cash Provided by Operating Activities of $148.6 million, and non-GAAP CAD of $110.6 million; and

•Cash flow available for distribution and reinvestment (or “CAD”) increasing 6% for the full year 2020 as compared to 2019, notwithstanding the divestitures of Clean Earth and Manitoba in 2019;

•Our total Adjusted EBITDA at our subsidiaries, pro forma for the full year impact of the acquisitions and divestitures, increasing 2% for the full year 2020 as compared to 2019;

•Receiving ratings upgrades at S&P and Moody’s.

Cash flow available for distribution and reinvestment and Adjusted EBITDA are non-generally accepted accounting principle (“GAAP”) metrics. See pages [114-120] of our Annual Report on Form 10-K under the heading “Reconciliation of Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP financial measures.

Response to COVID-19 Pandemic

COVID-19 had a significant impact on our portfolio of businesses, through the nature of the impact varied by business. Impacts ranged from the temporary closure of retail stores in our 5.11 business, to supply chain issues affecting some of our niche industrial businesses, to macro trends affecting multiple businesses driven by travel restrictions and stay-at-home orders.

23 Compass diversified

During 2020, we worked with management at each of our businesses to reduce our controllable costs, including short-term actions to reduce labor costs, eliminating non-essential travel and reducing discretionary spending, while implementing various measures to ensure that we could continue operating during the COVID-19 pandemic. The health of our team and various stakeholders is our highest priority, and we have taken multiple steps to provide support and a safe work environment. Additionally, our businesses proactively managed working capital and we reduced our capital spending plan for the year, without deferring many key strategic ongoing initiatives.

The Manager also made decisions to give Compass Diversified and its portfolio businesses additional flexibility in responding to the pandemic. Those actions included waiving 50% of the second quarter management fee – a fee that would otherwise have contributed towards executive compensation for seconded managers – as well as entering into a waiver agreement whereby our Manager agreed to waive the portion of the management fee attributable to the cash balances held at the Company as of March 31, 2020 and again at September 30, 2020. The Manager has waived approximately $20 million over the past 2 years to ensure that the Company has adequate liquidity levels to continue to operate in these challenging and unprecedented times.

The cash compensation paid to the Company’s non-management directors was reduced by 50% during one quarter in fiscal year 2020.

Overview of our Executive Compensation

Our Manager determines and pays the compensation of the executive officers seconded to us, as well as the employees of our Manager performing services on our behalf. We do not reimburse our Manager for the compensation paid to our chief executive officer, Elias J. Sabo. We do, however, pay our Manager a quarterly management fee and our Manager uses the proceeds from the management fee to pay employees performing services on our behalf, to cover the Manager’s operating expenses and to pay distributions to Mr. Sabo in respect of his equity ownership interest in and role as the managing member of our Manager.

During the fiscal year ended December 31, 2020, we incurred approximately $29.4 million of management fees (excluding $3.9 million in fees waived by the Manager to assist portfolio companies in managing their response to COVID-19) under the Management Services Agreement. For a discussion of the terms of our Management Services Agreement, see the section titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related

Parties – Management Services Agreement.” The Company has the right to require the Manager to replace Mr. Sabo as the Company’s chief executive officer, subject to the terms of the Management Services Agreement with our Manager. We regularly communicate with our shareholders regarding our executive compensation practices.

Pursuant to the Management Services Agreement with our Manager, we reimburse our Manager for the compensation paid to our chief financial officer, Ryan J. Faulkingham. Such reimbursement is approved by the Company’s compensation committee. The terms and conditions of Mr. Faulkingham’s employment are governed by an employment agreement between Mr. Faulkingham and our Manager. A description of Mr. Faulkingham’s compensation is set forth below. The Company’s Board and compensation committee oversee the calculation and payment of the management fee.

The discussion that follows relates to the compensation policies and philosophy for Mr. Faulkingham only, as the compensation distributions paid to the Company’s chief executive officer are not reimbursed by the Company.

Shareholder Engagement

A majority of our shareholders have approved, on an advisory basis, the executive compensation of our named executive officers (Say-on-Pay), since the inception by us of an advisory vote regarding the executive compensation of our named executive officer. In 2020, we received 80.5% support on our advisory Say-on-Pay vote. Over the past few years, we have steadily increased our shareholder outreach efforts on topics including executive compensation and our management structure, and we have initiated communications with certain institutional shareholders to better understand the reasons behind certain votes and address any shareholder concerns. In addition, to improve our ability to reach smaller investors, we have engaged an additional third-party investor relations firm to assist with, among other things, continuing shareholder engagement. The Company intends to continue engaging directly with shareholders on these topics.

Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives

Mr. Faulkingham’s employment agreement provides that his annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward Mr. Faulkingham for his contributions to the Company.

2021 Proxy Statement 24

Objectives of Our Executive Compensation and What it is Designed to Reward

The primary objective of the aforementioned elements of our executive compensation is to attract and retain a qualified and talented individual to serve as chief financial officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the chief financial officer position. An annual cash bonus is designed to reward our chief financial officer’s individual performance during the year and can therefore be variable from year to year.

How We Determine the Amount of Each Element of Executive Compensation for our Chief Financial Officer

To determine the amount of our chief financial officer’s compensation, we consider competitive market practices by reviewing publicly available information across our industry and related industries. We do not use compensation consultants currently in determining our chief financial officer’s compensation. When establishing Mr. Faulkingham’s 2021 base salary, the compensation committee and management considered several factors including: his seniority, the functional role of his position, the level of his responsibility, the ability to replace him, and his base salary during the prior year. The compensation committee also considered feedback received from our shareholders who engage in regular communications with our management team, the most recent advisory votes on executive compensation, which were supported by a majority of our shareholders in each of fiscal years 2020, 2019 and 2018, and whether such compensation continues to achieve the objective of appropriately rewarding our chief financial officer for his contributions to our business, including its growth and profitability.

Our chief financial officer’s compensation is reviewed on an annual basis. Factors considered in determining increases to our chief financial officer salary level are the employment market for chief financial officers of public entities comparable to the Company in size and industry, the breadth and scope of the responsibilities of the chief financial officer within our organization, his performance in prior years (as assessed by our compensation committee in accordance with the factors outlined below) and the retention of our chief financial officer. We expect the salary of our current chief financial officer, Mr. Faulkingham, to increase annually with adjustments largely reflecting additional responsibilities assumed, growth of the Company and the related increase in the complexity of the position of chief financial officer within our organization, to appropriately reward Mr. Faulkingham for his contributions to our growth and profitability, thereby retaining his services and to compensate for cost of living increases.

The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of our chief financial officer in completing his responsibilities. In determining the amount of Mr. Faulkingham’s annual cash bonus, our compensation committee assesses his performance in respect of: (i) the nature and quality of the internal and financial reporting controls; (ii) management of the Company’s financial accounting staff; (iii) the performance of the Company’s financial accounting function and its ability to perform assigned tasks on a timely basis; (iv) his and the financial accounting staff’s interactions with the Company’s outside independent auditors on the strength of the controls environment, the strength of the Company’s finance function generally and the level of cooperation received by such independent auditors in the conduct of the Company’s audit; (v) his and the financial accounting staff’s interaction with the management of the businesses in which the Company owns a controlling interest; and (vi) his lead role in capital raises and in investor relations. Our chief financial officer’s bonus is not based upon the performance of the Company and is unrelated to the amount of his base salary.

25 Compass diversified

Summary Compensation Table – Fiscal Year 2020

The following Summary Compensation Table summarizes the total compensation accrued for our named executive officers in each of 2020, 2019 and 2018 and should be read in conjunction with the Compensation Discussion and Analysis.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Elias J. Sabo(1)(2)	2020	—	—	—	—	—	—	—	—
Chief Executive Officer	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—
Ryan J. Faulkingham(2)	2020	450,000	500,000	—	—	—	—	51,683(3)	1,001,683
Chief Financial Officer	2019	425,000	500,000	—	—	—	—	57,406(3)	982,406
	2018	410,000	450,000	—	—	—	—	52,767(3)	912,767

(1)Mr. Sabo, who became our chief executive officer on May 3, 2018, was seconded to us by our Manager and does not receive compensation directly from us. We pay our Manager a quarterly management fee and Mr. Sabo, as a member of our Manager, receives cash distributions from our Manager periodically after payment of all compensation and other expenses to our Manager’s employees. The amount of such distribution is derived by the Manager and is not within our control. Concurrent with the June 2019 sale of Clean Earth CGM agreed to waive the management fee on cash balances held at the Company, commencing with the quarter ended June 30, 2019 and continuing until the quarter during which the Company next borrows under the 2018 Revolving Credit Facility. In March 2020, as a proactive measure to provide the Company with additional cash liquidity in light of the COVID-19 pandemic, the Company elected to draw down $200 million on our 2018 Revolving Credit Facility. The Company and CGM entered into a waiver agreement whereby CGM agreed to waive the portion of the management fee attributable to the cash balances held at the Company as of March 31, 2020. In addition, due to the unprecedented uncertainty as a result of the COVID-19 pandemic, CGM agreed to waive 50% of the management fee calculated at June 30, 2020 that was paid in July 2020. Further, for the third quarter of 2020, the Company and CGM entered into a waiver agreement whereby CGM agreed to waive the portion of the management fee attributable to the cash balances held at the Company as of September 30, 2020. CGM has also entered into a waiver of the MSA for a period through December 31, 2021 to receive a 1% annual management fee related to BOA, rather than the 2% called for under the MSA, which reduced the management fee paid for the fourth quarter of 2020. Additionally, during the third quarter of 2018, our Manager waived $0.6 million in management fees attributable to assets acquired in September related to the acquisitions by Velocity Outdoor. We incurred approximately $29.4 million, $32.3 million and $38.8 million of management fees under the Management Services Agreement during each of 2020, 2019 and 2018, respectively, and approximately $5.3 million, $5.0 million and $5.5 million of offsetting management fees under our Offsetting Management Services Agreements during each of 2020, 2019 and 2018, respectively. See the sections titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related Parties – Management Services Agreement” and “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related Parties – Offsetting Management Services Agreements” for additional information about the Management Services Agreement and our Offsetting Management Services Agreements. Accordingly, no compensation information for Mr. Sabo is reflected in the above summary compensation table.

(2)Mr. Sabo and Mr. Faulkingham do not participate in any stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans.

(3)Includes the following payments paid on behalf of Mr. Faulkingham:

	Healthcare Contributions	Insurance Premiums	401-K Contributions	Total
Year	($)	($)	($)	($)
2020	25,546	3,337	22,800	51,683
2019	31,731	3,275	22,400	57,406
2018	27,467	3,300	22,000	52,767

2021 Proxy Statement 26

Grants of Plan-Based Awards

None of our named executives participate in or have account balances in any plan-based award programs.

Employment Agreements

Employment Agreement with Ryan J. Faulkingham. During fiscal year 2013, our Manager entered into an employment agreement with Mr. Faulkingham. The Manager has seconded Mr. Faulkingham to the Company to act as its chief financial officer.

During fiscal year 2020, Mr. Faulkingham received base salary in the amount of $450,000 per annum. Mr. Faulkingham’s base salary will remain at $450,000 per annum for fiscal year 2021, as recommended by the Manager and ratified and approved by the Company’s compensation committee during its February 11, 2021 meeting. The Manager has the right to increase, but not decrease, Mr. Faulkingham’s base salary during the term of his employment agreement. The employment agreement with our Manager provides that Mr. Faulkingham is entitled to receive an annual bonus as determined in the sole judgment of our Manager, subject to ratification and approval of the reimbursement of such amount by the compensation committee of our Board. The employment agreement prohibits Mr. Faulkingham from (i) competing with the Company or the Manager, and (ii) soliciting any of the Manager’s or the Company’s employees for a period of one year after the termination of his employment. The employment agreement also requires that Mr. Faulkingham protect the Company’s confidential information.

Anti-Hedging and Anti-Pledging Policy

To prevent speculation or hedging of executive officers’ and directors’ interests in our equity, Compass Diversified Holdings, Compass Group Diversified Holdings LLC (Including Subsidiaries) and Compass Group Management LLC Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, which we refer to as our Insider Trading Policy, prohibits short sales, hedging transactions and short-term trading (unless pursuant to stock option exercises or other employee benefit plan acquisitions) of CODI stock, and the purchase or sale of options, puts, calls, exchange-traded options, or any derivative security that has similar characteristics, by our executive officers and directors. Our Insider Trading Policy also requires our executive officers and directors to obtain prior written approval from our compliance officer before holding CODI securities in a margin account or pledging CODI securities as collateral for a loan.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

None of our named executives have ever held options to purchase interests in us or other awards with values based on the value of our interests.

Pension Benefits

None of our named executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments upon Termination or Change-in-Control

The following summarizes potential payments payable to our named executive officers upon termination of employment or a change-in-control.

Employment Agreement with Ryan J. Faulkingham.

Pursuant to his employment agreement, if Mr. Faulkingham is terminated (i) by the Manager other than for death or disability or for “proper cause” or (ii) by Mr. Faulkingham for “good reason,” the Manager shall pay Mr. Faulkingham all amounts to which he may be entitled up to the termination date. However, conditioned upon Mr. Faulkingham’s execution (and, if applicable, non-revocation) of a full waiver and release of all claims against the Manager and its affiliates and their respective officers, directors, shareholders, employees and agents containing standard terms for such an agreement, the Manager shall pay Mr. Faulkingham, in a lump sum, less legally required withholdings, an amount equal to the Mr. Faulkingham’s base salary rate at the termination date plus the discretionary bonus, if any, paid to Mr. Faulkingham for the immediately preceding year. Were such a circumstance and subsequent execution of a full release and waiver to occur on December 31, 2020, Mr. Faulkingham would have been entitled to receive $950,000.

27 Compass diversified

If Mr. Faulkingham terminates his employment for other than “good reason” or if the Manager terminates his employment for “proper cause”, Mr. Faulkingham’s only rights and benefits are to receive (i) base salary compensation accrued through the termination date and (ii) unpaid reimbursable expenses incurred for the benefit of the Manager prior to the termination date.

In Mr. Faulkingham’s Employment Agreement “proper cause” is defined to mean: (a) any breach by Mr. Faulkingham of any material provision of the Employment Agreement; (b) an act of dishonesty, gross negligence or willful misconduct, or a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure applicable to the Company, the Manager or its affiliates by Mr. Faulkingham, if such act has a material adverse impact on the financial interests or business reputation of the Company, the Manager or its affiliates; (c) any breach of Mr. Faulkingham’s duty of loyalty or other fiduciary duties to the Company, the Manager or its affiliates; (d) a willful failure of Mr. Faulkingham to follow the reasonable directives of the Managing Member of the Manager or the Board of Directors of the Company pertaining to legal compliance or audits of the Company, the Manager or its affiliates; (e) Mr. Faulkingham’s conviction of, or plea of nolo contendere to, a crime which the Manager reasonably determines materially and adversely affects the reputation of the Company, the Manager or any of its affiliates or Mr. Faulkingham’s ability to perform the services required under the Employment Agreement; or (f) the commission of an act of fraud, embezzlement, or misappropriation by Mr. Faulkingham with respect to his relations with the Company, the Manager or any of their respective employees, customers, agents, or representatives.

“Good reason” is defined in in Mr. Faulkingham’s Employment Agreement to mean: (a) a breach by the Manager of any of the material provisions of the Employment Agreement that is not remedied; (b) a material diminution in Mr. Faulkingham’s duties, authority, and responsibilities other than changes (i) to which Mr. Faulkingham has consented; or (ii) that have been eliminated or cured; or (c) the relocation without Mr. Faulkingham’s consent of his principal place of employment more than sixty (60) miles from the Manager’s Westport, Connecticut or Irvine, California locations.

CEO Pay Ratio

The Company has no employees of its own; its Chief Executive Officer and Chief Financial Officer are employees of our Manager and have been seconded to us. The Company does not compensate its chief executive officer for the services that he provides to the Company as chief executive officer. The management fee paid to our Manager covers all expenses related to the services performed by our Manager, including the compensation of our Chief Executive Officer and other personnel providing services to us. As the CEO receives no compensation from the Company for his services, it is not possible to calculate a CEO Pay Ratio.

2021 Proxy Statement 28

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s 2021 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s 2021 Proxy Statement.

Members of the Compensation Committee
Harold S. Edwards, Chairman
D. Eugene Ewing
Gordon M. Burns

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Ratification of Appointment
of Independent
Auditor

Our Board recommends that you vote, based
on the recommendation of the audit committee, FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2021.

PROPOSAL 3

29 Compass diversified

2021 Proxy Statement 30

General

Our Board has recommended and asks that you ratify the appointment of Grant Thornton LLP as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2021. You would be so acting based on the recommendation of our audit committee.

Grant Thornton LLP was appointed by our audit committee to audit the annual financial statements of the Company and the Trust for the fiscal years ended December 31, 2020 and December 31, 2019. Based on its past performance during these audits, the audit committee of the Board has appointed Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2021. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: www.grantthornton.com.

The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP. If you do not ratify the appointment of Grant Thornton LLP, our Board will reconsider its appointment of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees

The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed for fiscal years 2020 and 2019, respectively, and breaks down these amounts by category of service:

	2020	2019
Audit Fees(1)	$4,869,195	$4,881,615
Audit-Related Fees(2)	—	—
Tax Fees(3)	200,686	134,058
All Other Fees(4)	12,500	—
Total	$5,082,381	$5,015,673

(1)“Audit Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of our consolidated financial statements included in our annual reports on Form 10-K and for the review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)“Audit-Related Fees” are the aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” above.

(3)“Tax Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, advice and planning. The 2020 and 2019 fees were rendered for general tax compliance advice for one or more Company subsidiaries.

(4)“All Other Fees” in 2020 related to executive compensation benchmarking performed by Grant Thornton LLP.

Pre-Approval Policies and Procedures

The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has also delegated to the chairman of the audit committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services. While all other audit-related, tax and other fees may be approved by the audit committee prospectively, the audit committee or its chairman has pre-approved all of the services provided by Grant Thornton LLP since its engagement.

In making its recommendation to ratify the appointment of Grant Thornton LLP as the independent auditor for the fiscal year ending December 31, 2021, the audit committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.

Our Auditors

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Audit Committee Report

Our audit committee is composed of three independent directors, all of whom are financially literate. In addition, the Board has determined that each of Mr. Ewing, an independent director and the chairman of the audit committee, and Mr. Bottiglieri, an independent director, qualify as audit committee financial experts as defined by the SEC. The audit committee operates under a written charter, which reflects the NYSE listing standards and Sarbanes Oxley Act of 2002, as amended, requirements regarding audit committees. A copy of the current audit committee charter is available on the Company’s website at www.compassdiversified.com.

The audit committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the performance of our internal audit and control functions.

The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2020. The audit committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. The audit committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2020 were compatible with its independence as auditor.

Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Members of the Audit Committee
D. Eugene Ewing, Chairman
James J. Bottiglieri
Larry L. Enterline

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

2021 Proxy Statement 32

Our Shareholders

Share Ownership of Directors, Executive Officers and Principal Shareholders

The following table sets forth information regarding the beneficial ownership of shares of Trust common stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Trust common stock, each of our directors and executive officers, and our directors and executive officers as a group as of March 31, 2021, based on 64,900,000 shares issued and outstanding. All holders of shares of Trust common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust common stock. The voting rights attached to shares of Trust common stock held by our directors, executive officers or major shareholders do not differ from those that attach to shares of Trust common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
5% Beneficial Owners
CGI Diversified Holdings, LP(1)	8,264,819	12.7%
American Century Investment Management, Inc.(2)	4,607,798	7.1%

Directors, Nominees and Executive Officers:
C. Sean Day(3)	621,213	*
James J. Bottiglieri	74,143	*
Harold S. Edwards	62,465	*
D. Eugene Ewing(4)	84,449	*
Sarah G. McCoy	21,182	*
Gordon M. Burns(5)	36,169	*
Ryan J. Faulkingham(6)	21,841	*
Larry L. Enterline	8,976	*
Elias J. Sabo(7)	815,150	*
All Directors, Nominees and Executive Officers as a Group	1,745,588	2.7%

*Less than 1%.

(1)CGI Diversified Holdings, LP is owned by Anholt Investments Ltd. (“Anholt”), its sole limited partner, and Navco Management, Ltd. (“Navco”), its general partner. Anholt and Navco are wholly owned by Kattegat Limited, a Bermudian exempt company. Kattegat Limited was formed for the purpose of holding and managing the endowed assets of The Kattegat Trust and is wholly owned by The Kattegat Trust. Path Spirit Limited (“Path”) is the trust protector for The Kattegat Trust. CGI Diversified Holdings, LP, Anholt, Navco and Path share voting and investment power with respect to all 8,291,206 shares. The mailing address for CGI Diversified Holdings, LP, Anholt and Navco is Belvedere Building, 4th Floor, 69 Pitts Bay Road, Hamilton HM08, Bermuda. Path Spirit Limited is the ultimate controlling person of CGI Magyar Holdings LLC. The address for Path is 10 Norwich Street, London, EC4A 1BD, United Kingdom. This information is based on a Form 4 filed by CGI Diversified Holdings, LP on March 11, 2021 and a Form 13D/A filed by CGI Diversified Holdings, LP on February 7, 2017.

(2)The address for American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, Missouri, 64111. This information is based on a Schedule 13G/A filed by American Century Investment Management, Inc on February 11, 2021. American Century Investment Management, Inc has sole investment power over 4,607,798 shares, shared investment power over 0 shares, sole voting power over 4,424,426 shares and shared voting power over 0 shares.

(3)464,650 of these shares are beneficially owned directly by Mr. Day and 156,563 additional shares are beneficially owned by Mr. Day through the Day Family 2007 Irrevocable Trust.

(4)17,000 of these shares are beneficially owned by Mr. Ewing and directly owned by Mr. Ewing’s spouse.

(5)12,552 of these shares are beneficially owned directly by Mr. Burns, 23,617 of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.

(6)787 of these shares are beneficially owned by Mr. Faulkingham and directly by Mr. Faulkingham’s spouse.

(7)229,601 of these shares are owned by Compass Group Management LLC (“CGM”), as to which Mr. Sabo is the managing and controlling member of CGM. Mr. Sabo disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.

33 Compass diversified

The following table sets forth information regarding the beneficial ownership of our Series B Fixed-to-Floating Rate Cumulative Preferred Shares (the “Series B”) by each of our directors and executive officers, and our directors and executive officers as a group as of March 31, 2021, based on 4,000,000 shares of Series B issued and outstanding. Our Series B is not convertible into common stock and the holders of the shares of the Series B are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns(1)	23,297	*
All Directors, Nominees and Executive Officers as a Group	23,297	*

*Less than 1%.

(1)All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.

The following table sets forth information regarding the beneficial ownership of our Series C Cumulative Preferred Shares (the “Series C”) by each of our directors and executive officers, and our directors and executive officers as a group as of March 31, 2021, based on 4,600,000 shares of Series C issued and outstanding. Our Series C is not convertible into common stock and the holders of the shares of the Series C are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns(1)	2,500	*
D. Eugene Ewing	4,000	*
All Directors, Nominees and Executive Officers as a Group	6,500	*

*Less than 1%.

(1)All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.

The following table sets forth certain information as of March 31, 2021 regarding the beneficial ownership of the Company’s two classes of equity interests

	Number of Interests(1)	Percent of Class
Sostratus LLC
Allocation interests(2)	1,000	100%
Trust interests	—	—
Compass Diversified Holdings(3)
Allocation interests	—	—
Trust interests	64,900,000	100%

(1)Compass Group Diversified Holdings LLC has two classes of equity interests: allocation interests and trust interests.

(2)Mr. Sabo may be deemed to be the beneficial owner of approximately 17% of the allocation interests. Mr. Day may be deemed to be the beneficial owner of 5% of the allocation interests as he indirectly shares in 5% of the proceeds of the allocation interests. Mr. Faulkingham may be deemed to be the beneficial owner of approximately 3% of the allocation interests as he indirectly shares in approximately 3% of the proceeds of the allocation interests.

(3)Each beneficial interest in the Trust corresponds to one underlying trust interest of the Company. Unless the Trust is dissolved, it must always remain the sole holder of 100% of the trust interests and the Company will have outstanding the identical number of trust interests as the number of outstanding shares of stock of the Trust. As a result of the corresponding interests between shares and trust interests, each holder of shares identified in the table above relating to the Trust is deemed to beneficially own a correspondingly proportionate interest in the Company.

The following table sets forth certain information as of March 31, 2021 regarding the beneficial ownership by Mr. Day of equity interests in the parent of Advanced Circuits, Inc., one of our subsidiary businesses.

Owner	Entity	Number of Shares(1)	Percent of Class
C. Sean Day	Compass AC Holdings, Inc. (sole shareholder of Advanced Circuits, Inc.), Series B Common Stock	10,000	0.8%

(1)Mr. Day is the direct owner of 6,480 shares of Series B Common Stock and Mr. Day’s children are the owners in the aggregate of 3,520 shares of Series B Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

There are no securities currently authorized for issuance under an equity compensation plan.

2021 Proxy Statement 34

Shareholder Proposals for the 2021 Annual Meeting of Shareholders

To be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 16, 2021. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the annual meeting unless a shareholder gives timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days and no more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Shareholder proposals should be sent to the Secretary at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. See the section titled “BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES – Shareholder Nominations of Directors” for a discussion of shareholders’ ability to nominate directors.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, are available to shareholders free of charge on our website at www.compassdiversified.com under the caption “CODI Investor Relations — Financials & Filings” or by writing to us at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. Alternatively, a copy of such Annual Report on Form 10-K will also be available to shareholders free of charge on a website maintained by Broadridge Financial Solutions, Inc. and may be viewed at http://materials.proxyvote.com/20451Q.

Other Matters

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

Delivery of Documents to Shareholders Sharing an Address

We and some brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single set of proxy materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate set of these proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your written or verbal request.

Any shareholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

35 Compass diversified

Proxy Statement for Annual Meeting
of Shareholders

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the Company, for the 2021 Annual Meeting of Shareholders, which we refer to as the Annual Meeting, of Compass Diversified Holdings, which we refer to as the Trust, to be held on Wednesday, May 26, 2021 at 12:00 p.m., Eastern Time, via live audio webcast, and for any adjournment(s) or postponement(s) thereof. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to shareholders on or about April 13, 2021. The Annual Meeting will be a completely virtual meeting.

Purpose of Meeting

As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:

•to elect three directors to the Company’s board of directors as Class III directors for a three-year term ending at the 2024 Annual Meeting of Shareholders;

•to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the proxy statement;

•to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2021; and

•to transact such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Attending and Voting at the Annual Meeting

Broadridge Financial Solutions, Inc., which we refer to as Broadridge, has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a shareholder of the Trust eligible to attend the Annual Meeting, and to determine whether you may vote at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.

Notice and Access

The Securities and Exchange Commission, which we refer to as the SEC, has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the Proxy Materials. The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

Important Notice Regarding Availability of Proxy Materials for the
Annual Meeting to be Held on May 26, 2021:

The Proxy Materials are available at www.proxyvote.com.	Enter the 16-digit control number located on the Notice of Internet Availability or proxy card.

2021 Proxy Statement 36

Voting By Proxy

If at the close of business on March 29, 2021, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CODI2021 when you enter the control number that appears on the proxy card or the Notice of Internet Availability that have been provided to you. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in this proxy statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Time, on May 25, 2021 to be counted.

To vote by proxy:

BY INTERNET

•Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•You will need the 16-digit control number included on your proxy card or Notice of Internet Availability to vote online.

BY TELEPHONE

•From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•You will need the 16-digit control number included on your proxy card or Notice of Internet Availability in order to vote by telephone.

BY MAIL

•If you received paper copies of the Proxy Materials, mark your selections on the proxy card that accompanies this proxy statement.

•Date and sign your name exactly as it appears on your proxy card.

•Mail the proxy card in the enclosed postage-paid envelope provided to you.

Electronically Attending the Special Meeting

We are sensitive to the public health and travel concerns of our shareholders and employees and the protocols that federal, state and local governments have imposed, and may continue to impose, due to COVID-19 (Coronavirus). The Annual Meeting, therefore, is being hosted via live audio webcast. There will not be a traditional in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•Any shareholder can attend the Annual Meeting via live audio webcast at www.virtualshareholdermeeting.com/CODI2021.

•We encourage you to access the Annual Meeting online prior to its start time.

•The Annual Meeting starts at 12:00 p.m., Eastern Time.

•Shareholders may vote while attending the Annual Meeting on the live audio webcast.

•Please have the control number that appears on the proxy card or Notice of Internet Availability that you have been provided in order to join the Annual Meeting.

•Instructions on how to attend and participate via live audio webcast are posted at www.virtualshareholdermeeting.com/CODI2021.

•We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Appointment of Proxy

Shareholders of Record. We encourage you to appoint a proxy to vote on your behalf by submitting a proxy via the Internet or telephone or, if you received paper copies of the Proxy Materials, by promptly submitting the enclosed proxy card, which is solicited by the Company’s board of directors, which we refer to as our Board or the Board, and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to submit a proxy regardless of whether you will electronically attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.

37 Compass diversified

Please return your proxy card to us in the accompanying envelope, or submit your vote by telephone or online, no later than 11:59 p.m., Eastern Time, on May 25, 2021. If we do not receive your proxy card or vote by that time, your proxy will not be valid. In this case, unless you electronically attend the annual meeting, your vote will not be represented.

The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see the section titled “Revocation of Proxy” below for more information.

Beneficial Owners. If you hold your shares in street name, these Proxy Materials are being forwarded to you by your bank, broker or their appointed agent. If you requested printed copies of these Proxy Materials, you should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote electronically at the Annual Meeting.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•a vote FOR ALL the three director nominees to the Company’s board of directors as Class III directors for a three-year term ending at the 2024 Annual Meeting of Shareholders (Proposal 1);

•a vote FOR the approval, on a non-binding and advisory basis, of the resolution approving the compensation of our named executive officers as disclosed in the proxy statement (Proposal 2); and

•a vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2021 (Proposal 3).

If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•sending us a duly executed written notice of revocation prior to the Annual Meeting;

•electronically attending and voting at the Annual Meeting; OR

•ensuring that we receive from you, prior to 11:59 p.m., Eastern Time, on May 25, 2021 a new proxy card with a later date or voting at a later date via the Internet or telephone.

Any written notice of revocation must be sent to the attention of Carrie W. Ryan, Secretary, Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880 or by facsimile to (203) 221-8253.

Approval of Proposals and Solicitation

Each shareholder who owned shares of Trust common stock on March 29, 2021, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of Trust common stock. On March 29, 2021, we had 64,900,000 shares of Trust common stock issued and outstanding that were held by approximately 45,000 beneficial holders.

Quorum

Under the Second Amended and Restated Trust Agreement of the Trust, dated December 6, 2016, which we refer to as the Trust Agreement, the shareholders present in person or by proxy holding a majority of the outstanding shares of Trust common stock entitled to vote shall constitute a quorum at a meeting of shareholders of the Trust. Under the terms of the Fifth Amended and Restated Operating Agreement of the Company, dated as of December 6, 2016, which we refer to as the LLC Agreement, holders of shares of Trust common stock are the only shareholders entitled to vote at the Annual Meeting. The Series A Trust Preferred Interests, the Series B Trust Preferred Interests and the Series C Trust Preferred Interests, which we refer to collectively as the preferred interests, are not “Voting Trust Interests” for purposes of the LLC Agreement. Shares represented by proxies that are marked “abstain” will be counted as shares present for

2021 Proxy Statement 38

purposes of determining the presence of a quorum. Shares of Trust common stock that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1 and 2 described in this proxy are non-discretionary items and Proposal 3 described in this proxy is a discretionary item.

If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding Trust common stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.

Approval of Proposals

For the election of directors (Proposal 1), the affirmative vote of at least a plurality of the votes cast on such proposal is required. No shareholders shall be permitted to cumulate votes for the election of directors. The advisory vote on executive compensation (Proposal 2) requires the affirmative vote of at least a majority of the outstanding shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting. Because your votes on Proposal 2 are advisory, they will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. For the approval of the proposal to ratify the appointment of Grant Thornton LLP as the independent auditor for the Trust and the Company (Proposal 3), the affirmative vote of at least a majority of the outstanding shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting is required. An abstention will not be counted as a vote cast. Except for certain business combinations, as such term is defined in the Trust Agreement, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting. A broker non-vote would also not be counted as a vote cast.

Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of individual nominees specified on the proxy and therefore, broker non-votes and withheld votes shall have no effect on Proposal 1. Each of Proposal 2 and Proposal 3 require the affirmative vote of at least a majority of the outstanding shares present in person or by proxy, and therefore, an abstention is the same as a vote “Against.” A broker non-vote will be treated as not entitled to vote on Proposal 2 and therefore will have no effect on such proposal.

Proposal 3 is a discretionary item. New York Stock Exchange (“NYSE”) member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion and, therefore, there will be no broker non-votes on Proposal 3. Proposals 1 and 2 are non-discretionary items and member brokers may not vote on the proposal without specific voting instructions from beneficial owners, resulting in a broker non-vote.

Under the terms of the LLC Agreement and the Trust Agreement, with respect to those matters subject to vote by the members of the Company, the Company will act at the direction of the Trust. The Trust Agreement requires the Trust to vote 100% of the limited liability interests of the Company, or the LLC interests, of which it is the sole holder, in the same proportion as the vote of holders of the Trust common stock. In this way the voting rights of members of the Company will effectively be exercised by the shareholders of the Trust by proxy. The LLC Agreement provides that the members are entitled, at the annual meeting of members of the Company, to vote for the election of all the directors other than the director appointed by the Company’s Allocation Member (as defined herein). At this meeting, Class III directors will be elected in accordance with the LLC Agreement. See “PROPOSAL 1: ELECTION OF DIRECTORS – Board Composition” for a description of Class III directors. The Trust will vote its LLC interests as directed at the Company’s annual members’ meeting promptly following the tabulation of votes cast at this Annual Meeting.

All votes will be tabulated by Broadridge, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have also retained Broadridge to distribute copies of these Proxy Materials to banks, brokers, fiduciaries and custodians, or their agents holding shares in their names on behalf of beneficial owners so that they may forward these Proxy Materials to our beneficial owners.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our Manager (as defined in “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis”). We will not pay any additional compensation to these individuals for any such services.

2021 Proxy Statement 40

Compass Diversified

Headquarters

301 Riverside Ave, 2nd Floor

Westport, CT 06880

compassdiversified.com/

© All trademarks belong to their respective owners. All rights reserved.

April 2021

Marucci

Boa

Arnold Magnetics

Ergobaby

Liberty Safes

Advanced Circuits

Velocity Outdoor

Foam Fabricators

5.11

The Sterno Group

41 Compass diversified

COMPASS DIVERSIFIED 301 RIVERSIDE AVENUE, 2ND FLOOR WESTPORT, CT 06880

VOTE BY INTERNET

Before the meeting - Go To www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go To www.virtualshareholdermeeting.com/CODI2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E21638-P89096	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS DIVERSIFIED HOLDINGS			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2 AND 3.			All	All	Except

1.	To elect as directors all nominees listed (except as marked to the contrary above) to the Board of Directors as Class III directors for a three-year term ending at the 2024 Annual Meeting of Shareholders:		☐	☐	☐

	01)	C. Sean Day
	02)	Larry L. Enterline
	03)	D. Eugene Ewing

								For	Against	Abstain

2.	To approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”).							☐	☐	☐

								For	Against	Abstain

3.	To ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2021.							☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be

Held on May 26, 2021:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Proxy
COMPASS DIVERSIFIED HOLDINGS
Annual Meeting of Shareholders on May 26, 2021 at 12:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Elias J. Sabo and Ryan J. Faulkingham, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust common stock of Compass Diversified Holdings that the undersigned is entitled in any capacity to vote if personally present at the 2021 Annual Meeting of Shareholders to be held virtually on May 26, 2021 at 12:00 p.m., Eastern Time, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR ALL OF THE NOMINEES TO BE ELECTED, FOR PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE RETURN THIS PROXY CARD AFTER VOTING, SIGNING AND DATING IT OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side